UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 27, 2026

Worksport, LTD

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40681	35-2696895
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, NY 14224

(Address of principal executive offices)

888-554-8789

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2026, Worksport Ltd., a Nevada corporation (the “Company”), entered into a common stock warrant exercise inducement offer letter (the “Inducement Letter”) with a certain holder (the “Holder”) of existing warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $2.90, issued by the Company to the Holder on December 12, 2025 (the “Existing Warrants” or “December 2025 Warrants”). Pursuant to the Inducement Letter, the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 3,840,421 shares of Common Stock (the “Warrant Shares”) at a reduced exercise price of $0.60 per share, in consideration for the Company’s agreement to issue new warrants (the “Inducement Warrants”) having terms as described below, to purchase up to 4,800,526 shares of Common Stock (the “Inducement Warrant Shares”), representing 125% of the number of Warrant Shares exercised. The Company expects to receive aggregate gross proceeds of approximately $2,304,252.60 from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company.

The Company engaged Maxim Group LLC (“Maxim”) to act as its exclusive financial advisor in connection with the transactions summarized above and will pay Maxim a cash fee from the gross proceeds received from the exercise of the Existing Warrants.

The Company expects to use the net proceeds of these transactions for general corporate and working capital purposes. The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on or about August 28, 2026 (the first trading day following the date of the Inducement Letter) (the “Closing Date”), subject to satisfaction of customary closing conditions.

The resale of the shares of Common Stock issuable upon exercise of the Existing Warrants is registered pursuant to the existing registration statement on Form S-3 (File No. 333-292823), declared effective by the Securities and Exchange Commission (the “SEC”) on January 28, 2026.

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) covering the resale of the Inducement Warrant Shares issuable upon the exercise of the Inducement Warrants (the “Resale Registration Statement”) on or before the 40th calendar day following the date of the Inducement Letter, and to use its best efforts to cause such Resale Registration Statement to become effective within 60 calendar days following the date of the Inducement Letter (or, in the event of a “full review” by the SEC, the 90th calendar day following the date of the Inducement Letter). In the Inducement Letter, the Company agreed not to issue any shares of common stock or common stock equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 60 days after the Closing Date. The Company also agreed not to effect or agree to effect any Variable Rate Transaction (as defined in the Inducement Letter) until six (6) months after the Closing Date (subject to certain exceptions); provided, however, that after sixty (60) days following the Closing Date, the issuance of shares of Common Stock pursuant to the “at-the-market” program that is in effect as of the date hereof shall not be considered to be a Variable Rate Transaction.

Inducement Warrant Terms

Duration and Exercise Price

Each Inducement Warrant will have an exercise price equal to $0.60 per share. The Inducement Warrants will be exercisable at any time on or after the date that is six (6) months from the issuance date (the “Initial Exercise Date”) and will have a term of exercise of five (5) years from the Initial Exercise Date. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, a Fundamental Transaction (as defined in the Inducement Warrants) or similar events affecting our common stock and the exercise price.

Exercisability

The Inducement Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Inducement Warrants to the extent that the holder would own more than 4.99% (or, 9.99% at the election of the holder prior to issuance) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Inducement Warrants up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Inducement Warrants.

Cashless Exercise

If, at the time a holder exercises its Inducement Warrants, a registration statement registering the resale of the Inducement Warrant Shares by the holder under the Securities Act (as defined herein) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Inducement Warrants.

Trading Market

There is no established trading market for the Inducement Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the Inducement Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Inducement Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the Inducement Warrants or by virtue of the holder’s ownership of shares of the Company’s common stock, such holder of Inducement Warrants does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s Inducement Warrants. The Inducement Warrants will provide that the holders of the Inducement Warrants have the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Fundamental Transactions

If at any time the Inducement Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the Inducement Warrants), a holder of Inducement Warrants will be entitled to receive, upon exercise of the Inducement Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Inducement Warrants immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the Inducement Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Inducement Warrant) of the remaining unexercised portion of the Inducement Warrant on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The Inducement Warrants may be modified or amended or the provisions of the Inducement Warrants waived with the Company’s and the holder’s written consent.

The forms of Inducement Letter and Inducement Warrants are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the Inducement Warrants is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued the Inducement Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2). Neither the issuance of the Inducement Warrants nor the Inducement Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the Inducement Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Inducement Warrant
10.1	Form of Inducement Letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: August 27, 2026	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer
(Principal Executive Officer)